UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

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SCIENTIFIC INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 5, 2022

Dear Fellow Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders of Scientific Industries, Inc. which will be held at 11:00 a.m. (New York time) on Friday, February 25, 2022. The safety of our stockholders is important to us, and given the current guidance by public health officials surrounding COVID-19 and group gatherings, this year’s annual meeting will be a virtual only meeting held completely via telephone and Internet.

Information concerning the matters to be considered and voted upon at the Annual Meeting is set out in the attached Notice of 2021 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the 2021 Annual Meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting. Accordingly, please complete, sign and date the enclosed proxy card and return it as soon as possible in the accompanying business reply envelope so that your shares will be represented at the Annual Meeting. This will not limit your right to vote at the meeting or to attend the meeting.

Thank you for your continued support.

Sincerely,

/s/ John A. Moore
John A. Moore
Chiarman

SCIENTIFIC INDUSTRIES, INC.
80 Orville Drive, Suite 102
Bohemia, New York 11716

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

February 25, 2022

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Scientific Industries, Inc., a Delaware corporation (the “Company”), will be held on Friday, February 25, 2022, at 11:00 a.m. (New York time) in virtual meeting format only, via the Internet and by telephone, with no physical in-person meeting. Stockholders may participate online by logging in at: https://us02web.zoom.us/j/89734772004, Meeting ID: 897 3477 2004. Or by telephone by dialing +1 646 558 8656. If outside the US, find your local number online at: https://us02web.zoom.us/u/kh0GZlewo, Meeting ID: 897 3477 2004.

At the meeting, stockholders will consider and act upon the following:

1.
To elect three Class A Directors to the Company's Board of Directors to serve until the Company’s annual meeting of stockholders with respect to the year ending June 30, 2024 and until the election and qualification of their respective successors.

2.
To approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, par value $0.05 per share, of the Company from 15,000,000 to 20,000,000 shares.

3.	To approve the 2022 Equity Incentive Plan of the Company.

4.	To ratify the appointment of Nussbaum, Berg, Klein & Wolpow, CPAs LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the accompanying proxy statement.

The Board of Directors has fixed the close of business on January 5, 2022, as the record date for determination of stockholders entitled to notice of and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder of the Company at the Annual Meeting. In addition, the list will be open for examination by any stockholder of the Company for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of the Company. You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors of the Company, and mail it promptly in the enclosed postage paid envelope. Any proxy may be revoked by delivery of a later dated proxy.

By Order of your Board of Directors,

/s/ Robert P. Nichols
Robert P. Nichols
Secretary

Bohemia, New York
January 5, 2022

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE KINDLY REQUEST THAT YOU PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED, BY EMAIL TO PROXY@SCIENTIFICINDUSTRIES.COM, OR FAX 631-567-5896. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE AT THE MEETING IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

SCIENTIFIC INDUSTRIES, INC.
80 Orville Drive, Suite 102
Bohemia, New York 11716

PROXY STATEMENT
_________________

2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 25, 2022
_________________

Solicitation of Proxies

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Scientific Industries, Inc., a Delaware corporation (the “Company”), for use at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually, on Friday, February 25, 2022, at 11:00 a.m. (New York time), and at any adjournments or postponements thereof in a virtual meeting format only, via the Internet and by telephone, with no physical in-person meeting to be held. Stockholders may participate online by logging in at:

https://us02web.zoom.us/j/89734772004, Meeting ID: 897 3477 2004

By telephone:

In the US, dial: +1 646 558 8656. If outside the US, find your local number online at: https://us02web.zoom.us/u/kh0GZlewo, Meeting ID: 897 3477 2004

At the Annual Meeting, stockholders of the Company will be asked to: (1) elect three Directors of the Company to serve until the Company’s annual meeting of stockholders with respect to the fiscal year ending June 30, 2024, and until the election and qualification of their successors; (2) approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of the Company’s Common Stock, par value $0.05 per share (“Common Stock”), from 15,000,000 to 20,000,000 shares; (3) approve the 2022 Equity Incentive Plan of the Company; (4) ratify the appointment of Nussbaum, Berg, Klein & Wolpow, CPAs LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022; and (5) transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date, Voting Rights

Only stockholders of record of the Company’s Common Stock as of the close of business on January 5, 2022 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On the Record Date, there were 6,458,143 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote.

The presence at the Annual Meeting, virtually, or by a properly executed proxy, of the holders of a majority of the outstanding shares of the Company’s Common Stock as of the Record Date is necessary to constitute a quorum. In the determination of the number of shares of Common Stock present at the Annual Meeting for quorum purposes, abstentions and broker “non-votes” are included. A broker “non-vote” occurs when a nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting of Proxies, Revocation, Solicitation

All stockholders who deliver properly executed and dated proxies to the Company prior to the Annual Meeting will be deemed present at the Annual Meeting regardless of whether such proxies direct the proxy holders to vote for or against, or to withhold or abstain from voting. The proxies, when properly executed and returned to the Company, will be voted in accordance with the instructions given therein by the person executing the proxy. In the absence of instructions, properly executed proxies other than with respect to broker “non-votes” will be voted FOR (1) the election of the Board’s nominees, Ms. Helena Santos, Dr. Jurgen Schumacher, and Mr. Reinhard Vogt as Class A Directors of the Company; (2) the approval of the amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock from 15,000,000 to 20,000,000 shares; (3) the approval of the 2022 Equity Incentive Plan of the Company; and (4) the ratification of the appointment by the Board of Directors of Nussbaum, Berg, Klein & Wolpow, CPAs LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.

Any stockholder who executes and delivers a proxy may revoke it at any time before it is voted by delivering a written notice of such revocation to the Secretary of the Company at the address of the Company set forth in this proxy statement, by submitting a properly executed proxy bearing a later date, or by attending the Annual Meeting and requesting the return of the proxy or by voting during the meeting. In accordance with applicable rules, boxes and designated spaces are provided on the proxy card for stockholders to mark if they wish either to vote for or withhold authority to vote for the nominees for Directors, or to vote for, against or to abstain from voting for the proposal to approve the amendment to the Company’s Certificate of Incorporation, the proposal to approve the Company’s 2022 Equity Incentive Plan and the proposal to ratify the appointment by the Board of Directors of Nussbaum, Berg, Klein & Wolpow, CPAs LLP as the Company’s independent registered public accounting firm.

A stockholder’s attendance at the Annual Meeting will not, by itself, revoke a proxy given by that stockholder. Stockholders vote at the Annual Meeting by casting ballots (at the Annual Meeting or by proxy), which are tabulated by a person who is appointed by the Board of Directors before the Annual Meeting to serve as inspector of election at the Annual Meeting and who has executed and verified an oath of office. Instructions will be provided during the virtual meeting on how to vote at the Annual Meeting.

It is anticipated that this proxy statement, the enclosed proxy card, and the Company’s Annual Report will be mailed to the Company's stockholders on or about January 20, 2022.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of January 5, 2022 certain information as to each person who to the Company’s knowledge, based upon such person’s representations or publicly available filings, beneficially owned more than 5% of the outstanding shares of the Company’s Common Stock as of that date:

Name	Amount and Nature of Beneficial Ownership	% of Class*
Roy T. Eddleman, Trustee, Roy T. Eddleman Trust UAD 8-7-2000 Troy Gould PC 1801 Century Park East Suite 1600 Los Angeles, CA 90067	2,127,264(1)	28.9
Veradace Capital Management LLC 3102 Maple Avenue #400 Dallas, TX 75201	953,717(2)	14.1
Bleichroeder LP 1345 Avenue of the Americas, 4th Floor New York, NY 10105	836,842(3)	12.4
Brian and Sandra Pessin 366 Madison Avenue, 14th Floor New York, NY 10017	710,525(4)	10.6
Christopher Cox One World Financial Center New York, NY 10281	444,000(5)	6.6
Lyon Polk 1585 Broadway 22ndFloor New York, NY 10036	444,000(6)	6.6

* Percentages of ownership are based upon the number of shares of Common Stock issued and outstanding as of January 5, 2022. Shares of Common Stock that may be acquired pursuant to options or warrants that are exercisable within 60 days of the date indicated above are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for the percentage ownership of any other person.

(1)	Based upon form Schedule 13D filed with the Securities and Exchange Commission (“SEC”) on July 14, 2021. Includes 894,376 shares issuable upon exercise of warrants.

(2)	Based upon form Schedule 13G filed with the SEC on May 7, 2021. Includes 315,789 shares issuable upon exercise of warrants.

(3)
Based upon form Schedule 13G filed with the SEC on June 25, 2021. Includes 278,947 shares issuable upon exercise of warrants. 21 April Fund, Ltd., a Cayman Islands company for which Bleichroeder acts as investment adviser, holds 600,000 of these 836,842 shares.

(4)	Based upon form Schedule 13D filed with the SEC on July 13, 2021. Includes 236,841 shares issuable upon exercise of warrants.

(5)	Based upon form Schedule 13D filed with the SEC on June 29, 2020. Includes 222,000 shares issuable upon exercise of warrants.

(6)	Based upon form Schedule 13G filed with the SEC on July 9, 2020. Includes 222,000 shares issuable upon exercise of warrants.

PROPOSAL 1

ELECTION OF DIRECTORS

General

The Company's Certificate of Incorporation provides for a classified Board of Directors, consisting of three classes, each class serving a three-year term on a staggered basis. Two are Class A Directors, two are Class B Directors, and two are Class C Directors. At the Annual Meeting, the three Class A Directors are to be elected to serve until the annual meeting of stockholders with respect to the fiscal year ending June 30, 2024, and until their successors are duly elected and qualified. During the fiscal year ended June 30, 2021 (“fiscal 2021”), the Board held five meetings, at each of which all Directors were present. Shares of Common Stock represented by executed and returned proxies solicited by the Board of Directors will be voted for the nominees hereinafter named if authority to do so is not specifically withheld. If for any reason any such nominee shall become unavailable for election, which is not now anticipated, the proxies will be voted for a substitute nominee designated by the Board of Directors.

The Directors of the Company are elected by the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote. A plurality means that the nominee with the largest number of votes is elected as Director. In tabulating the vote, abstentions and broker “non-votes” will be disregarded and will have no effect on the outcome of the vote.

The Board of Directors recommends that stockholders vote FOR the election of the nominees identified below to the Board of Directors.

Nominees

The Board of Directors has designated Ms. Helena R. Santos, Dr. Jurgen Schumacher, and Mr. Reinhard Vogt, all of whom are currently Class A directors, as their nominees for re-election.

Helena R. Santos (age 57), a Director since 2009, has been employed by the Company since 1994, and has served since August 2002 as its President, Chief Executive Officer, Chief Financial Officer and Treasurer. She previously served as Vice President, Controller from 1997 until August 2002 and as Secretary from May 2001 until August 2002.

Reinhard Vogt (age 65), a Director since August 2020, is the Chairman of Scientific Bioprocessing, Inc., a Delaware corporation (“SBI”) and a business development consultant to SBI and aquila biolabs GmbH, a German corporation (“Aquila”), each a subsidiary of the Company. He previously served as Executive Vice President and on the Executive Board of Sartorius Stedim Biotech GmbH for the 10 years prior to his retirement in July 2019.

Jurgen Schumacher (age 68), a Director since May 2021, is currently a private investor in various startups and growth phase technology companies.

Other Directors

Christopher Cox (age 57), a director since February 2021, has been a Senior Vice President of Population Health Investment Co., Inc. since September 2020 and a Co-Founder and Managing Partner of Population Health Partners LLC since May 2020. Mr. Cox has been a corporate attorney for over 25 years, currently at Cadwalader, Wickersham & Taft LLP, which he joined as a partner in January 2012 and where he served a co-chair of the global corporate group and a member of the firm’s management committee until February 2016. From February 2016 to March 2019, Mr. Cox was Executive Vice President and Chief Corporation Development Officer of Medicines Company. Prior to January 2012, Mr. Cox was a partner at Chill Gordon & Reindel.

Joseph G. Cremonese (age 86), a Director since November 2002 and Chairman of the Board from February 2006 to January 2020, has been, through his affiliate Laboratory Innovation Company, Ltd, a consultant to the Company since 1996. Mr. Cremonese has been since 1991, President of Laboratory Innovation Company, Ltd, a vehicle for consulting services.

Marcus Frampton (age 41), a Director since March 2019 is the Chief Investment Officer of the Alaska Permanent Fund Corporation and serves on the Board of Directors of Managed Funds Association and Nyrada, Inc., a drug development company. He served as Director of Investments, Real Assets and Absolute Return of the Alaska Permanent Fund from 2016 to 2018 and Director of Investments, Private Markets of the Alaska Permanent Fund from 2012 to 2016.

John A. Moore (age 56), a Director since January 2019 and Chairman of the Board since January 2020, is also the President of SBI since January 2020 and had been providing consulting services to SBI since March 2019. Mr. Moore serves as Chairman of Nyrada, Inc., a drug development company since July 2019 and prior to that served as a director with Noxopharm Limited, a drug development company, and is also the Chairman of Trialogics, a clinical trial software provider. Mr. Moore was President, Chief Executive Officer and director of Acorn Energy, Inc. from 2006 to 2016.

Stock Ownership

The following table sets forth, as of January 5, 2022, relevant information as to the shares of Common Stock beneficially owned by (i) each Director and Director nominee of the Company, (ii) each executive officer of the Company identified in the Summary Compensation Table under “Executive Officers and Key Personnel,” and (iii) all directors, director nominees and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership	% of Class

Christopher Cox	444,000(1)	6.7%

Joseph G. Cremonese	131,642(2)	2.0%

Marcus Frampton	70,123(3)	1.1%

John A. Moore	281,730(4)	4.2%

Helena R. Santos	255,196(5)	3.8%

Jurgen Schumacher	37,893(6)	(*)

Reinhard Vogt	132,893(7)	2.0%

Daniel Grunes	59,789(8)	(*)

Karl D. Nowosielski	50,498(9)	(*)

Robert P. Nichols	40,241(10)	(*)

All directors and ex ecutive officers as a group (10 persons)	1,504,005(11)	19.8%

(1) Based upon form Schedule 13D filed with the SEC on June 29, 2020. Includes 222,000 shares issuable upon exercise of warrants.
(2) 99,642 shares are owned jointly with his wife, 7,000 shares are owned by his wife, and 25,000 shares are issuable upon exercise of options.
(3) Based upon SEC form 4 filed with the SEC on December 6, 2021.
(4) Includes 238,478 shares issuable upon exercise of options and warrants.
(5) Includes 232,892 shares issuable upon exercise of options and warrants.
(6) Includes 12,631 shares issuable upon exercise of warrants.
(7) Includes 127,631 shares issuable upon exercise of options and warrants.
(8) Includes 57,263 shares issuable upon exercise of options and warrants.
(9) Includes (i) 9,683 shares of common stock issued in connection with the acquisition of the Torbal Division in February 2014 and (ii) 36,605 shares issuable upon exercise of options and warrants.
(10) Includes 18,552 shares issuable upon exercise of options and warrants.
(11) Includes 971,052 shares issuable upon exercise of options and warrants.

(*) - % of Class is less than 1%.

Board Committees

The Company has two committees – a Compensation Committee and an Audit Committee. Both committees are comprised of the entire Board of Directors.

Directors’ Compensation and Options

DIRECTORS’ COMPENSATION
For the Year Ended June 30, 2021

Name	Fees Earned or Paid in Cash($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Comp-ensation($)	Changes in Pension Value and Non-qualified Deferred Compensation Earnings($)	Non-qualified Deferred Comp-ensation Earnings ($)	All Other Comp- ensation ($)	Total($)
Christopher Cox	6,200	0	0	0	0	0	0	6,200
Joseph G. Cremonese	18,800	0	0	0	0	0	108,000(1)	126,800
Marcus Frampton	18,800	0	0	0	0	0	0	18,800
Jurgen Schumacher	0	0	0	0	0	0	0	0
Reinhard Vogt	14,400	0	758,700(4)	0	0	0	207,900(2)	981,000
John F.F. Watkins (3)	10,400	0	0	0	0	0	0	10,400

(1) Represents amount paid to him and his affiliate pursuant to a consulting agreement (see Items 12 and 13).

(2) Represents amount paid to him and his affiliate pursuant to a consulting agreement (see Items 12 and 13).

(3) Mr. Watkins resigned from the Board during fiscal 2021.

(4) Represents the grant date aggregate fair value of 125,000 option shares granted in connection with his consulting agreement.

The Company paid each Director who is not an employee of the Company or a subsidiary a quarterly retainer fee of $2,200 and a meeting fee of $2,000 for each meeting attended for each of fiscal 2021 and fiscal 2020. In addition, the Company reimburses each Director for out-of-pocket expenses incurred in connection with attendance at board meetings. During fiscal 2021, total director compensation to non-employee Directors aggregated $388,900, including the consulting fees paid to Mr. Cremonese and his affiliate and Mr. Vogt and his affiliate.

On June 23, 2020, Mr. Cremonese was awarded 20,000 options in connection with his consulting agreement with an aggregate grant date fair value of $108,500, all of which remain outstanding. Prior to that, Mr. Cremonese had been awarded a total of 45,000 stock options under the Company's 2002 and 2012 Stock Option Plans of which 5,000 remain unexercised.

On July 20, 2020, Mr. Vogt was awarded 125,000 options in connection with his consulting agreement with an aggregate grant date fair value of $758,700, all of which remain unexercised. None of the other directors have options outstanding.

Executive Officers and Key Personnel

See above for the employment history of Ms. Santos and Mr. Moore.

Robert P. Nichols (age 60), is the President of the Genie Products Division of the Benchtop Laboratory Equipment operations and Corporate Secretary and has been employed by the Company since February 1998. Previously, he had been since May 2001, the Company’s Vice President of Engineering.

Karl D. Nowosielski (age 43), is the President of the Torbal Products Division of the Benchtop Laboratory Equipment operations and Director of Marketing for the Company. He was Vice President of Fulcrum, Inc. (the seller of the Torbal Products Division assets) from 2004 until February 2014.

Daniel Grunes (age 33), is the Vice President of Research and Development and Operations of the Company’s Bioprocessing Operations and CEO of Aquila. Prior to the Company’s acquisition of Aquila, he was the Chief Executive Officer of aquila biolabs GmbH.

Compensation Discussion and Analysis. The Compensation Committee reviews and recommends to the Board of Directors the compensation to be paid to each executive officer. Executive compensation, in all instances except for the compensation for the Chief Executive Officer (“CEO”), is based on recommendations from the CEO. The CEO makes a determination by comparing the performance of each executive being reviewed with objectives established at the beginning of each fiscal year and with objectives established during the business year with regard to the success of the achievement of such objectives and the successful execution of management targets and goals.
With respect to the compensation of the CEO, the Committee considers performance criteria, 50% of which is related to the direction, by the CEO, of the reporting executives, the establishment of executive objectives as components for the successful achievement of Company goals and the successful completion of programs leading to the successful completion of the Business Plan for the Company and 50% of which is based on the achievement by the Company of its financial and personnel goals tempered by the amount of the income or loss of the Company during the fiscal year.

The compensation at times includes grants of options under its stock option plan to the named executives. Each officer is employed pursuant to a long-term employment agreement, containing terms proposed by the Compensation Committee and approved as reasonable by the Board of Directors. The Board is cognizant that as a relatively small company, the Company has limited resources and opportunities with respect to recruiting and retaining key executives. Accordingly, the Company has relied upon long-term employment agreements and grants of stock options to retain qualified personnel.

Compensation for each of its executive officers provided by their employment agreements were based on the foregoing factors and the operating and financial results of the segments under their management.

The following table summarizes all compensation paid by the Company to each of its executive officers for the fiscal years ended June 30, 2021 and 2020.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non- Equity Incentive Plan Compensation ($) (g)	Non- Qualified Deferred Compensation Earnings ($) (h)	Changes in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation ($) (i)	Total ($) (j)
Helena R. Santos, CEO, President, CFO	191,200	100,000	0	553,600(1)	0	0	0	9,600(6)	854,400
Helena R. Santos, CEO, President, CFO	185,700	50,000	0	13,100(1)	0	0	0	9,400(6)	258,200

John A. Moore, President of SBI	175,000	100,000	0	553,600(2)	0	0	0	7,000(6)	835,600
John A. Moore, President of SBI	145,000	50,000	0	36,000	0	0	0	28,900(7)	259,900

Daniel Grunes, Vice President of R&D and Operations of Bioprocessig Operations	30,200(3)	20,000	0	23,200(3)	0	0	0	10,000(3)	83,400
Daniel Grunes, Vice President of R&D and Operations of Bioprocessig Operations	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Robert P. Nichols, President of Genie Division	167,200	0	0	0	0	0	0	6,700(6)	173,900
Robert P. Nichols, President of Genie Division	162,300	5,000	0	3,900(4)	0	0	0	6,700(6)	177,900

Karl D. Nowosielski President of Torbal Division and Director of Marketing	176,600	0	0	0	0	0	0	7,100(6)	183,700
Karl D. Nowosielski President of Torbal Division and Director of Marketing	169,800	10,000	0	6,300(5)	0	0	0	7,200(6)	193,300

(1)
The amount for 2021 represents compensation expense for stock options granted on June 23, 2020 valued utilizing the Black-Scholes-Merton options pricing model disregarding estimates of forfeitures related to service-based vesting considerations, which were valued at a total of $1,625,000 of which $553,600 was expensed in fiscal 2021 and none in 2020. The amounts for 2020 represent compensation expense for the stock options granted on July 1, 2017 which were valued at a total of $39,200 of which $13,100 was expensed in fiscal 2020. No expense was necessary in 2021.

(2)
The amount for 2021 represents compensation expense for stock options granted on June 23, 2020 valued utilizing the Black-Scholes-Merton options pricing model disregarding estimates of forfeitures related to service-based vesting considerations, which were valued at a total of $1,625,000 of which $553,600 was expensed in fiscal 2021 and none in 2020. The amounts for 2020 represent compensation expense for the stock options granted from March 2019 through June 2020 valued at $3,000 per month utilizing the Black-Scholes-Merton options pricing model, of which $36,000 was expensed in fiscal 2020. No expense was necessary in 2021.

(3)
Upon the acquisition of Aquila in April 2021, Mr. Grunes, who was Aquila’s CEO, became the Vice President of R&D and Operations for the Company’s Bioprocessing Operations. The Option Awards amounts represent the fiscal year 2021 compensation expense for stock options granted at the time of the Aquila acquisition which were valued utilizing the Black-Scholes-Merton options pricing model disregarding estimates for forfeitures related to service-based vesting considerations, which were valued at a total of $409,300 of which $23,200 was expensed in fiscal 2021 and none in fiscal 2020. Other compensation represents retention bonus paid in accordance with his employment agreement upon consummation of acquisition.

(4)
The amounts represent compensation expense for the July 1, 2017 stock options granted valued utilizing the Black-Scholes-Merton options pricing model, disregarding estimates of forfeitures related to service-based vesting considerations. The options were valued at a total of $11,800, of which $3,900 was expensed in fiscal 2020. No expense was necessary in 2021.

(5)
The amounts represent compensation expense for the stock options granted on July 1, 2017, and February 26, 2017, valued utilizing the Black-Scholes-Merton options pricing model, disregarding estimates of forfeitures related to service-based vesting considerations. The stock options were granted as part of his employment agreement. The options were valued at a total of $11,800, and $10,500, respectively, of which $6,300 was expensed in fiscal 2020. No expense was necessary in 2021.

(6)	The amounts represent the Company’s matching contribution under the Company’s 401(k).
(7)	The amounts represent director and chairman fees paid to Mr. Moore through June 30, 2020. On July 1, 2020 Mr. Moore became an employee of the Company and thereafter was not paid any director fees.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR ENDED JUNE 30, 2021

Name (a)	Grant Date (b)	Estimate Future Payouts Under Non-Equity Incentive Plan $ (c)	Estimated Future Payouts Under Equity Incentive Plan $ (d)	All Other Stock Awards Number of Shares of Stock or Units (#) (e)	All Other Option Awards: Number of Securities Underlying Options (#) (f)	Exercise or Base Price of Option Awards ($/Sh) (g)	Grant Date Fair Value of Stock And Option Awards (h)
Daniel Grunes	4/30/2021	0	0	0	56,000	10.00	409,300
John A. Moore	6/23/2020(*)	0	0	0	215,366	7.50-9.00	1,625,000
Helena R. Santos	6/23/2020(*)	0	0	0	215,366	7.50-9.00	1,625,000

* Although the grants were communicated on June 23, 2020, the awards were formally issued on February 23, 2021 upon shareholder approval of an increase in the number of shares available under the Company’s 2012 Stock Option Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
Name (a)	Number Of Securities Underlying Unexercised Options (#) Exercisable (b)	Number Of Securities Underlying Unexercised Options(#) Unexercisable (c)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price($) (e)	Option Expiration Date (f)
Helena Santos	88,788	143,578	0	3.08-9.00	07/2027-06/2031
John A. Moore	78,220	149,732	0	4.50-11.30	03/2029-06/2031
Robert Nichols	7,500	0	0	3.08	12/2023-07/2027
Karl Nowosielski	24,500	0	0	2.91-4.05	02/2024-07/2027
Daniel Grunes	0	56,000	0	10.00	04/30/2031

Employment Agreements

The Company has a three-year employment contract with its CEO, President and CFO, effective July 1, 2017, which was extended by mutual agreement for each one-year periods ending June 30, 2021 and 2022. The agreement provided for an annual base salary of $175,000 for the year ended June 30, 2018, with subsequent annual increases of 3% or percentage increase in Consumer Price Index (“CPI”), whichever is higher, plus a $25,000 cash bonus for the year ended June 30, 2018, and a discretionary bonus for subsequent years. Bonuses totaling $100,000 were awarded for the year ended June 30, 2021 and $50,000 in 2020. The agreement also provided for a grant of options to purchase 25,000 shares of the Company’s stock, which were granted during the year ended June 30, 2018. No shares were granted during the year ended June 30, 2021, and 215,366 shares were authorized to be granted by the Board of Directors during the year ended June 30, 2020, which shares were not available and subject to amendment to the Company’s 2012 Stock Option Plan which was approved in February 2021. The agreement also contains a provision that within one year of a change of control, if either the Company terminates the employment for any reason other than for “cause” or the Presidents terminates her employment for “good reason”, the President will have the right to receive a lump sum payment equal to three times the average of her total annual compensation paid for the last five years preceding such termination.

The Company has a three-year employment contract with its President of the Genie Products Division of the Benchtop Laboratory Equipment Operations and Corporate Secretary effective July 1, 2017, which was extended by mutual agreement for each one-year periods ending June 30, 2021 and 2022. The agreement provides for an annual base salary of $153,000 for the year ended June 30, 2018, with subsequent annual increases of 3% or percentage increase in the CPI, whichever is higher, plus $10,000 cash bonus for the year ended June 30, 2018, and a discretionary bonus for subsequent years. No bonus was awarded for the year ended June 30, 2021 and a $5,000 bonus was awarded in 2020. The agreement also provides for a grant of options to purchase 7,500 shares of the Company’s stock, which were granted during the year ended June 30, 2018. No options were granted during the year ended June 30, 2021 or 2020.

The Company has a three-year employment contract with its President of Torbal Products Division of the Benchtop Laboratory Equipment Operations and Director of Marketing effective July 1, 2017, which was extended by mutual agreement for each one-year periods ending June 30, 2021 and 2022. The agreement provides for an annual base salary of $157,000 for the year ended June 30, 2018, with subsequent annual increases of 4% or percentage increase in the CPI, whichever is higher, plus $10,000 cash bonus for the year ended June 30, 2018 and subsequent years, subject to a minimum increase of 5% in the division’s EBITDA for the related year. The agreement also provides for a grant of options to purchase 7,500 shares of the Company’s stock, which were granted during the year ended June 30, 2018. No options were granted during the year ended June 30, 2021 or 2020. A performance-based bonus of $10,000 was awarded for the year ended June 30, 2020. No bonus was awarded for the year ended June 30, 2021.

The Company has a three-year employment contract with its President of Scientific Bioprocessing, Inc., effective July 1, 2020. The agreement provides for an annual base salary of $175,000 for the year ended June 30, 2021, with subsequent annual increases of 3% or percentage increase in the CPI, whichever is higher, plus discretionary bonuses. The agreement also provides for a grant of options to purchase 215,366 shares which were authorized to be granted by the Board of Directors during the year ended June 30, 2020 and issued on February 23, 2021, which shares were not available and subject to amendment to the Company’s 2012 Stock Option Plan which was approved in February 2021.  Prior to July 1, 2020, the officer had a consulting agreement, which terminated upon becoming an employee of the Company. Consulting fees paid under this agreement amounted to $145,000 for the year ended June 30, 2020, plus stock options valued at $36,000 which were granted as part of the total compensation.  Bonuses amounting to $100,000 were awarded during the year ended June 30, 2021 and a bonus of $50,000 was awarded in during the year ended June 30, 2020. The employment agreement contains termination provisions stipulating that if the Company terminates the employment other than for death, disability, or cause (as such term is defined therein), or if employee resigns for “good reason” (as such term is defined there), the Company shall pay severance payments equal to either one year's salary at the rate of the compensation at the time of termination is employee is terminated within 12 months of the date of the agreement or six months' salary is the employee is terminated after 12 months of the date of the agreement, continue to pay the regular benefits provided by the Company for the period equal to the length of the severance payments and pay a pro rata portion of any bonus achieved prior to such termination of employment.

On April 30, 2021, the Company entered into an employment agreement with each of the four managing directors and sellers of Aquila for an indefinite term, which can be terminated by either party upon six months’ written notice in accordance with German law. The agreements, which are identical, stipulate that in calendar year 2021, the employees will receive a salary of 105,000 euros, as well as a guaranteed bonus of 45,000 euros for a total of 150,000 euros per year on a pro-rata basis, and in calendar year 2022, they will receive a salary of 105,000 euros and a bonus of 45,000 euros, subject to the achievement by Aquila of certain targets. In addition, the employment agreements included a one time retention bonus of 10,000 euros upon closing of the acquisition which was paid in May 2021 by Aquila, and a retention bonus of 25,000 euros if the Employee does not terminate his employment with the Company within two years after the agreement date or the Company does not terminate his employment for good cause.

All of the employment agreements contain confidentiality and non-competition covenants. The employment agreements for Ms. Santos, Mr. Nichols and Mr. Nowosielski, contain termination provisions stipulating that if the Company terminates the employment other than for death, disability, or cause (as such term is defined therein), or if the relevant employee resigns for “good reason” (as such term is defined therein), the Company shall pay severance payments equal to one year’s salary at the rate of the compensation at the time of termination, and continue to pay the regular benefits provided by the Company for a period of one year from termination. The employment agreement for Mr. Moore contains termination provisions stipulating that if the Company terminates the employment other than for death, disability, or cause (as such term is defined therein), or if Mr. Moore resigns for “good reason” (as such term is defined therein), the Company shall pay severance payments equal to either one year’s salary at the rate of the compensation at the time of termination if Mr. Moore is terminated within 12 months of the date of his agreement or six months’ salary if Mr. Moore is terminated after 12 months of the date of his agreement, and the Company will continue to pay the regular benefits provided by the Company for the period equal to the length of the severance payments and pay a pro rata portion of any bonus achieved prior to such termination of employment. Ms. Santos’ employment agreement also contains a provision that within one year of a change of control, if either the Company terminates her employment for any reason other than for “cause” or she terminates her employment for “good reason”, she will have the right to receive a lump sum payment equal to three times the average of her total annual compensation paid for the last five years immediately preceding such termination.

Related Transactions

Mr. Joseph G. Cremonese, a Director since November 2002, through his affiliate, Laboratory Innovation Company, Ltd., provides consulting services to the Company under a consulting agreement expiring on December 31, 2021 at a monthly retainer of $9,000. The agreement contains confidentiality and non-competition covenants. The Company paid fees of $108,000 and $76,200 for fiscal 2021 and fiscal 2020, respectively.

Mr. Reinhard Vogt, a Director since July 2020, through his affiliate, Societät Reinhard and Noah Vogt AG GmbH, provides consulting services to the Company under a consulting agreement expiring on July 20, 2022 at a monthly retainer of 12,500 euros (approximately $14,000). The agreement contains confidentiality and non-competition covenants. The Company paid fees of $207,900 in fiscal 2021 and none in fiscal 2020, and granted him a 125,000 share stock option valued at $758,700 on the grant date using the Black-Scholes-Merton option pricing model.

Section 16(a) Reporting

The Company believes that, for the fiscal year ended June 30, 2021, its officers, directors and 10% stockholders timely complied with all filing requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PROPOSAL 2

PROPOSAL TO APPROVE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

The Board of Directors, subject to stockholders’ approval, approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 15,000,000 to 20,000,000 shares and directed that the amendment be submitted to the stockholders for approval at the Annual Meeting. The proposed amendment is attached as Exhibit A to this Proxy Statement.

Our Board of Directors believes that the amendment of the Company’s Certificate of Incorporation is in the best interest of the Company and its stockholders as it will provide the Company with available shares that can be issued for various corporate purposes, including acquisitions, stock dividends, stock options, convertible debt and equity financings, which will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of stockholders.

Increase in Authorized Shares

The amendment to Article FOUR of the Company’s Certificate of Incorporation is intended to increase the number of authorized shares of Common Stock from 15,000,000 to 20,000,000 shares. The additional shares of Common Stock to be authorized under the Certificate of Incorporation will have rights identical to the currently outstanding Common Stock of the Company.

The increase in authorized shares will allow for the reservation of 1,750,000 shares of Common Stock under the Company’s 2022 Equity Incentive Plan, as further discussed in Proposal 3 below. Additionally, the Company may issue shares of Common Stock in connection with future financings or other transactions. The increase will provide the Company’s Board of Directors with the ability to issue additional authorized shares of stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of the Company may be listed. Under the Company’s Certificate of Incorporation, the Company’s stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issuance of capital stock of the Company in order to maintain their proportionate ownership of the Company’s stock. The issuance of any additional shares of the Company’s Common Stock would both dilute the equity interest and the earnings per share of existing holders of the Company’s Common Stock. Such dilution may be substantial depending upon the number of shares issued.

The authorization of additional Common Stock, under certain circumstances, may have an anti-takeover effect. For example, it may be possible for the Company’s Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to holders who might side with the Company’s Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. Increased authorized capital therefore could have the effect of discouraging unsolicited takeover attempts and thereby limit the opportunity for stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. However, the Company’s Board of Directors did not propose the increase in the Company’s authorized capital with the intent that it be utilized as a type of anti-takeover device and is not aware of any attempt to take control of the Company.

The Board of Directors unanimously recommends that the stockholders vote FOR the proposal to amend the Certificate of Incorporation.

PROPOSAL 3

PROPOSAL TO APPROVE THE 2022 EQUITY INCENTIVE PLAN

General

On January 6, 2022 the Board of Directors adopted the 2022 Equity Incentive Plan of the Company (the “2022 Plan”), subject to stockholder approval. The 2022 Plan is a comprehensive equity based plan that is appropriate for the Company’s current and future operations. The Company’s 2012 Stock Option Plan (“2012 Plan”) expires in February 2022. The 2022 Plan authorizes the grant of various stock awards which include incentive stock options (“ISO”), nonstatutory stock options (“NSO”), stock appreciation rights (“SAR”), restricted stock awards (“RSA”), restricted stock unit awards (“RSU”), and other stock awards, which can be awarded to employees and directors of the Company or its subsidiaries (direct and indirect) and individuals performing consulting services to the Company or a subsidiary.

As of December 1, 2021, an aggregate of 1,184,757 shares of Common Stock were reserved for issuance upon exercise of outstanding options granted under the expiring 2012 Plan and 1,243 shares remained authorized but unallocated thereunder. The 2022 Plan relates to a total of 2,934,757 shares which includes 1,750,000 new shares of Common Stock plus such number of shares, not to exceed 1,184,757, which are currently subject to the outstanding options granted under the 2012 Plan, but which are not subsequently required to be issued thereunder because of the termination or expiration of such options without their having been exercised.

The Company believes that the 2022 Plan will be important in attracting and retaining individuals with good ability to service the Company, motivating their efforts and serving the business interests of the Company, while reducing the cash payments which the Company would otherwise be required to make to accomplish such purposes.

The proceeds to be received upon the exercise of the stock options granted under the 2022 Plan will be used for general corporate purposes.

Summary of the 2022 Plan

The following summary of the provisions of the 2022 Plan is qualified in its entirety by reference to the text of the 2022 Plan.

Stock Award Shares Authorized:

The 2022 Plan includes and permits, as did the 2012 Plan, the Company to grant both Incentive Stock Options (“ISOs”) within the meaning of Section 422 of the Code, and Nonstatutory Stock Options (NSOs). In addition, the 2022 Plan permits for various other forms of stock awards as described in the plan document.

The aggregate number of shares of Common Stock reserved for issuance under the 2022 Plan is 2,934,757, which includes 1,184,757 shares which, as of December 1, 2021, were reserved for issuance upon exercise of outstanding stock options granted pursuant to the 2012 Plan. To the extent that any of the stock options previously granted under the 2012 Plan expire or terminate for any reason without having been exercised, then stock options exercisable for that same number of shares of Common Stock may be granted under the 2022 Plan. Accordingly, to the extent any of the outstanding options granted under the 2012 Plan are exercised, the number of shares for which options may be granted under the 2022 Plan will be reduced.

Unless earlier terminated by the Board of Directors, the 2022 Plan (but not outstanding stock awards) will terminate on January 5, 2032, after which no further awards may be granted under the 2022 Plan. The 2022 Plan is administered by the full Board of Directors or, at the Board’s discretion, by a committee of the Board (the “Committee”) consisting of at least two “non-employee directors” as defined in Rule 16b-3 under the Exchange Act of 1934.

Recipients of stock-based grants under the 2022 Plan (“recipients”) are to be selected by the Board or the Committee. Unless otherwise provided by the Board or the Committee, stock options under the 2022 Plan shall be exercisable in periodic installments deemed appropriate by the Company’s Board of Directors that may or may not be equal. The exercise price or purchase price will be based on the fair market value of a share of Common Stock on the date of grant. The Board or the Committee determines the terms of each option grant including (1) the exercise price as it pertains to option awards, (2) the dates of exercisability; (3) the expiration dates (which in the case of ISOs or SARs may not exceed ten years from the date of grant except for an incentive stock option granted to an employee who is also at least a 10% stockholder, in which case it may not exceed five years from the date of grant) and (4) any restriction to which the stock awards are subject.

Generally, recipients of stock awards under the 2022 Plan will have no voting, dividend or other rights as stockholders with respect to shares of Common Stock covered by such awards prior to becoming the holders of record of such shares. With respect to RSA’s, the RSA agreement may provide that any dividends paid on restricted stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the RSA to which they relate. The purchase price upon the exercise of stock awards may be paid in cash or by tendering stock held by the recipient or by cashless exercise. The total number of shares of Common Stock available under the 2022 Plan, and the number of shares and per share exercise price under outstanding stock awards will be appropriately adjusted in the event of any reorganization, merger or recapitalization of the Company or similar corporate event, and stock awards may be subject to additional acceleration of vesting and exercisability upon or after a change of control as may be provided in the award agreement for such stock award or as may be provided in any other written agreement between the Company or any Company affiliate and the recipient, but in the absence of such provision, no such acceleration will occur.

Subject to limitations set forth in the 2022 Plan, the Board of Directors may at any time terminate the 2022 Plan or from time to time make such modifications or amendments to the 2022 Plan as it may deem advisable and the Board or Committee. If required by applicable law or listing requirements, and subject to certain limited exceptions set forth in the 2022 Plan, the Company will seek stockholder approval of any amendment of the 2022 Plan that (A) materially increases the number of shares of Common Stock available for issuance under the 2022 Plan, (B) materially expands the class of individuals eligible to receive stock awards under the Plan, (C) materially increases the benefits accruing to recipients under the 2022 Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the 2022 Plan, (E) materially extends the term of the 2022 Plan, or (F) materially expands the types of stock awards available for issuance under the 2022 Plan. Except as otherwise provided in the 2022 Plan or a stock award agreement, no amendment of the 2022 Plan will materially impair a recipient’s rights under an outstanding stock award without the recipient’s written consent..

Subject to limitations set forth in the 2022 Plan, the terms of stock award agreements will be determined by the Board or Committee, and need not be uniform among recipients.

The Board of Directors unanimously recommends that the stockholders vote FOR the adoption of the 2022 Stock Equity Plan.

PROPOSAL 4

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, subject to stockholders’ approval, appointed Nussbaum, Berg, Klein & Wolpow, CPAs LLP (the “Firm”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022. The Firm has audited the consolidated financial statements of the Company since 1991. A representative of the Firm is expected to be present at the Annual Meeting, and will have an opportunity to make a statement to the stockholders and will be available to respond to appropriate questions. The ratification of the appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions will be included in determining the number of shares of Common Stock present or represented and entitled to vote for purposes of approval and will have the effect of votes “against” the proposal. Broker “non-votes” will not be counted in determining the number of shares of Common Stock present or represented and entitled to vote to approve the proposal and will therefore not have the effect of votes either “for” or “against”.

Stockholder ratification of the appointment is not required by the Company’s Certificate of Incorporation or By-laws or otherwise. If the stockholders fail to ratify the appointment, the Board of Directors will reconsider whether to retain that firm. Even if the appointment is ratified, the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee, currently the entire Board of Directors, determines that such a change would be in the best interest of the Company and its stockholders.

The following is a description of the fees incurred by the Company for services by the Firm during fiscal 2021 and fiscal 2020:

The Company incurred for the services of the Firm fees of approximately $110,200 and $77,500 for fiscal 2021 and fiscal 2020, respectively, in connection with the audit of the Company’s annual consolidated financial statements and quarterly reviews; $5,000 for additional audit related fees for fiscal 2021 and none for fiscal 2020, $7,850 and $7,500 for the preparation of the Company’s corporate tax returns for fiscal 2021 and fiscal 2020, respectively, and $2,750 in fiscal 2021 for other services related to tax services.

In approving the engagement of the independent registered public accounting firm to perform the audit and non-audit services, the Board of Directors as the Company’s audit committee evaluates the scope and cost of each of the services to be performed including a determination that the performance of the non-audit services will not affect the independence of the firm in the performance of the audit services.

The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the appointment of Nussbaum, Berg, Klein & Wolpow, CPAs LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2022.

OTHER MATTERS

The Board of Directors are not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting; however, if any other matters properly come before the Annual Meeting, the persons named as proxies intend to vote the shares of Common Stock they represent in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2021, includes its Annual Report on Form 10-K for the year which was filed with the U.S. Securities and Exchange Commission on October 14, 2021. The Annual Report to Stockholders on Form 10-K is not part of this proxy material, but is being mailed to stockholders with this proxy solicitation. Certain information included herein is incorporated in the Annual Report to Stockholders on Form 10-K by reference.

STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company intended to be presented at the Company’s Annual Meeting of Stockholders following the year ending June 30, 2022 must be received by the Secretary of the Company for inclusion in the appropriate proxy materials no later than August 20, 2022.

EXPENSES AND SOLICITATION

The entire cost of soliciting proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone. No additional compensation will be paid to such persons for any additional solicitations. The Company will also request securities brokers, custodians, nominees and fiduciaries who hold shares of Common Stock of record to forward solicitation material to the beneficial owners of such shares, and will reimburse them for their reasonable out-of-pocket expenses in forwarding such soliciting materials.

Bohemia, New York January 5, 2022	By Order of your Board of Directors, /s/ Robert P. Nichols Secretary

Exhibit A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION OF SCIENTIFIC INDUSTRIES, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Scientific Industries, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted at a meeting proposing and declaring advisable the amendment to the Certificate of Incorporation of the Corporation filed on July 2, 1954, as amended by that certain Certificate of Amendment filed on May 18, 1955, as further amended by that certain Certificate of Amendment filed on October 8, 1957, as further amended by that certain Certificate of Amendment filed on November 1, 1968, as further amended by that certain Certificate of Amendment filed on October 19, 1970, as further amended by that certain Certificate of Amendment filed on March 1, 1984, as further amended by that certain Certificate of Amendment filed on January 28, 1985, and as further amended by that certain Certificate of Amendment filed on December 19, 1986, as further amended by that certain Certificate of Amendment filed on March 1, 2021, and as further amended by that certain Certificate of Amendment filed on June 17, 2021 (collectively, the “Certificate”), and directing that such amendments be submitted to the stockholders of the Corporation for consideration:

RESOLVED, that Article FOUR of the Certificate shall be amended and restated in its entirety as follows:

“FOUR: The number of shares which the Corporation is authorized to issue is Twenty Million (20,000,000) shares, and the par value of each of such shares is five cents ($0.05).”

SECOND: That the foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer of the Corporation, on __________, 2022.

SCIENTIFIC INDUSTRIES, INC. By: __________________________ Name: Helena Santos Title: President and Chief Executive Officer

Exhibit B

SCIENTIFIC INDUSTRIES, INC.
2022 EQUITY INCENTIVE PLAN

1. General.

(a) Eligible Stock Award Recipients. Employees, Directors and Consultants are eligible to receive Stock Awards.

(b) Available Stock Awards. The Plan provides for the grant of the following types of Stock Awards: (i) Incentive Stock Options (“ISO”), (ii) Nonstatutory Stock Options (“NSO”), (iii) Stock Appreciation Rights (“SAR”), (iv) Restricted Stock Awards (“RSA”), (v) RSU Awards (“RSU”) and (vi) Other Stock Awards.

(c) Purpose. The Plan, through the grant of Stock Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. Administration.

(a) Administration by the Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of the Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine (A) who will be granted Stock Awards; (B) when and how each Stock Award will be granted; (C) what type of Stock Award will be granted; (D) the provisions of each Stock Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Stock Award; (E) the number of shares of Common Stock subject to, or the cash value of, a Stock Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Stock Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Stock Award fully effective.

(iii) To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which a Stock Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or a Stock Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under the Participant’s then-outstanding Stock Award without the Participant’s written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to ISO’s and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Stock Awards granted under the Plan into compliance with the requirements for ISOs or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Stock Awards available for issuance under the Plan. Except as otherwise provided in the Plan or a Stock Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Stock Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding Incentive Stock Options.

(viii) To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Stock Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent (A) to maintain the qualified status of the Stock Award as an ISO under Section 422 of the Code; (B) to change the terms of an ISO, if such change results in impairment of the Stock Award solely because it impairs the qualified status of the Stock Award as an ISO under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Stock Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Stock Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi)  To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2)RSA, (3) RSU Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Delegation to Committee. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee shall consist of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3 and to satisfy any other independence requirement under the rules of any national securities exchange on which shares of Common Stock are listed. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(d) Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SAR’s (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Stock Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(t) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. Shares Subject to the Plan.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed the sum of (i) 1,750,000 shares, plus such number of shares, not to exceed 1,184,757, which are currently subject to the outstanding options granted under the Company’s 2012 Stock Option Plan, but which are not subsequently required to be issued thereunder because of the termination or expiration of such options without their having been exercised (collectively, the “Share Reserve”).

(ii) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a).

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of ISOs will be 1,750,000.

(d) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. Eligibility.

(a) Eligibility for Specific Stock Awards. ISOs may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than ISOs may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an ISO unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(c) Consultants. A Consultant will not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or sale of the Company’s securities to such Consultant is not exempt under Rule 701 because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

5. Provisions Relating to Options and Stock Appreciation Rights.

Each Stock Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated ISOs or NSO at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an ISO, or if an Option is designated as an ISO but some portion or all of the Option fails to qualify as an ISO under the applicable rules, then the Option (or portion thereof) will be a NSO. The provisions of separate Options or SARs need not be identical; provided, however, that each Stock Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Stock Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Stock Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Stock Award if such Stock Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft, electronic funds transfer or money order payable to the Company;

(ii) subject to Company and/or Board consent at the time of exercise and provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”;

(iii) subject to Company and/or Board consent at the time of exercise and provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company and/or the Board, at the time Participant exercises their Option, will include delivery to the Company of Participant’s attestation of ownership of such shares of Common Stock in a form approved by the Company. Participant may not exercise their option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock;

(iv) subject to Company and/or Board consent at the time of exercise, and provided that the Option is a NSO, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price plus, to the extent permitted by the Company and/or Board at the time of exercise, the aggregate withholding obligations in respect of the Option exercise; provided, further that Participant must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment.  Shares of Common Stock will no longer be subject to the Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations;

(v) according to a deferred payment or similar arrangement with the Optionholder; provided, however, that interest will compound at least annually and will be charged at the minimum rate of interest necessary to avoid (A) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (B) the classification of the Option as a liability for financial accounting purposes; or

(vi) in any other form of legal consideration that may be acceptable to the Board.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the SAR Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2). If an Option is an ISO, such Option may be deemed to be a NSO as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Stock Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement, which period will not be less than 30 days if necessary to comply with applicable laws unless such termination is for Cause) and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement. In addition, unless otherwise provided in a Participant’s Stock Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of the period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period will not be less than six months if necessary to comply with applicable laws unless such termination is for Cause), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Stock Award Agreement, which period will not be less than six months if necessary to comply with applicable laws unless such termination is for Cause), and (ii) the expiration of the term of such Option or SAR as set forth in the Stock Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Stock Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR (whether vested or unvested) from and after the date of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Stock Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

(m) Early Exercise of Options. An Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 8(l), any unvested shares of Common Stock so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the “Repurchase Limitation” in Section 8(l) is not violated, the Company will not be required to exercise its repurchase right until at least six months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.

(n) Right of Repurchase. Subject to the “Repurchase Limitation” in Section 8(l), the Option or SAR may include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Participant pursuant to the exercise of the Option or SAR.

(o) Right of First Refusal. The Option or SAR may include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Participant of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option or SAR. Such right of first refusal will be subject to the “Repurchase Limitation” in Section 8(l). Except as expressly provided in this Section 5(o) or in the Stock Award Agreement, such right of first refusal will otherwise comply with any applicable provisions of the bylaws of the Company.

6. Provisions of Stock Awards Other than Options and SARs.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Subject to the “Repurchase Limitation” in Section 8(l), shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each RSU Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of RSU Award Agreements may change from time to time, and the terms and conditions of separate RSU Award Agreements need not be identical. Each RSU Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a RSU Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the RSU Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a RSU Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a RSU Award, the Board may impose such restrictions on or conditions to the vesting of the RSU Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A RSU Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the RSU Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a RSU Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a RSU Award to a time after the vesting of such RSU Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a RSU Award, as determined by the Board and contained in the RSU Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the RSU Award in such manner as determined by the Board. Any additional shares covered by the RSU Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying RSU Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable RSU Award Agreement, such portion of the RSU Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code. Notwithstanding anything to the contrary set forth herein, any RSU Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code will contain such provisions so that such RSU Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, will be determined by the Board and contained in the RSU Award Agreement evidencing such RSU Award. For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the RSU Award vests must be issued in accordance with a fixed pre-determined schedule.

(c) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. Covenants of the Company.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of a Stock Award or the subsequent issuance of cash or Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8. Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Stock Award Agreement or related grant documents as a result of a clerical error in the papering of the Stock Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Stock Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to the Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Stock Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares subject to any portion of such Stock Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Stock Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Stock Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which ISOs are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing ISOs, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that the Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Stock Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A of the Code. To the extent that the Board determines that any Stock Award granted hereunder is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Stock Award Agreements will be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in the Plan (and unless the Stock Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding a Stock Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l) Repurchase Limitation. The terms of any repurchase right will be specified in the Stock Award Agreement. The repurchase price for vested shares of Common Stock will be the Fair Market Value of the shares of Common Stock on the date of repurchase. The repurchase price for unvested shares of Common Stock will be the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. However, the Company will not exercise its repurchase right until at least six months (or such longer or shorter period of time necessary to avoid classification of the Stock Award as a liability for financial accounting purposes) have elapsed following delivery of shares of Common Stock subject to the Stock Award, unless otherwise specifically provided by the Board.

9. Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction.  The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration (including no consideration) as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. Plan Term; Earlier Termination or Suspension of the Plan.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan will automatically terminate on the day before the 10th anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11. Effective Date of Plan.

This Plan will become effective on the Effective Date.

12. Choice of Law.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(d) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company, or any of its employees or directors; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company, the Company’s employment policies, or of any statutory or other duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the definition set forth herein will apply, and (C) if at any time the Company’s Certificate of Incorporation provides definitions of various analogous transactions that would be deemed a liquidation event for the Company, then such definition will apply as if it were the definition set forth herein except as is otherwise expressly provided in an individual written agreement between the Company or any Affiliate and the Participant.

(f) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(g) “Committee” means a committee of two or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(h)  “Common Stock” means the common stock of the Company.

(i) “Company” means Scientific Industries, Inc., Inc., a Delaware corporation.

(j) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(l) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m) “Director” means a member of the Board.

(n) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(o) “Effective Date” means the effective date of this Plan, which is the earlier of (i) the date that this Plan is first approved by the Company’s stockholders, and (ii) the date this Plan is adopted by the Board.

(p) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(q) “Entity” means a corporation, partnership, limited liability company or other entity.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(t) “Fair Market Value” means, as of any date, unless otherwise required by any applicable provision of the Code, as of any date, the closing sales price of a share of the Common Stock on the applicable date: (i) as reported on the principal national securities exchange on which it is then traded or (ii) if not traded on any such national securities exchange, the closing price of a share of Common Stock as reported by an automated quotation system sponsored by the National Association of Securities Dealers, Inc. If the Common Stock is not readily tradable on a national securities exchange, or any automated quotation system sponsored by the National Association of Securities Dealers, Inc., its Fair Market Value shall be set in good faith by the Committee, taking into account all factors that the Committee deems relevant, and shall be determined by the reasonable application of a reasonable valuation method within the meaning of Section 409A of the Code.

(u) “Good Reason” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, a material and unreasonable diminution of such Participant’s duties (as determined by the Board in its sole discretion) without such Participant’s consent; provided, however, that the following shall not constitute Good Reason: (i) a change of title; (ii) a reduction in such Participant’s duties by virtue of the Company undergoing a Change in Control and/or being made part of a larger entity or group of entities; and/or (iii) cessation of such Participant’s service, if any, on the Board or a committee thereof. For such Participant to receive the benefits under the applicable written agreement between such Participant and the Company as a result of a voluntary resignation for Good Reason, unless otherwise provided in such agreement, all of the following requirements must be satisfied: (A) such Participant must provide notice to the Company of such Participant’s intent to assert Good Reason within thirty (30) days of the initial existence of the condition set forth in the previous sentence; (B) the Company will have thirty (30) days (the “Company Cure Period”) from the date of such notice to remedy the condition and, if it does so, such Participant may withdraw such Participant’s resignation or such Participant may resign with no benefits under the applicable written agreement; and (C) any termination of such Participant’s Continuous Service under this provision must occur within ten (10) days of the earlier of expiration of the Company Cure Period or written notice from the Company that it will not undertake to cure the applicable condition.  Unless otherwise set forth in the applicable written agreement, should the Company remedy the condition as set forth above and then such condition arises again, such Participant may assert Good Reason again subject to all of the conditions set forth herein. Unless otherwise set forth in the applicable written agreement, the term “Company” for purposes of “Good Reason” will be interpreted to include any Affiliate of the Company to which such Participant provides services, if appropriate, as determined by the Board in its sole discretion.

(v) “Incentive Stock Option” or “ISO” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(w) “Nonstatutory Stock Option” or “NSO” means an option granted pursuant to Section 5 of the Plan that does not qualify as an ISO.

(x) “Officer” means any person designated by the Company as an officer.

(y) “Option” means an ISO or an NSO to purchase shares of Common Stock granted pursuant to the Plan.

(z) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(aa) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(bb) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(c).

(cc) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(dd) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ee) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ff) “Plan” means this 2022 Equity Incentive Plan.

(gg) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(hh) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii) “Restricted Stock Unit Award” or “RSU Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(jj) “Restricted Stock Unit Award Agreement” or “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award grant. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(kk) “Rule 405” means Rule 405 promulgated under the Securities Act.

(ll) “Rule 701” means Rule 701 promulgated under the Securities Act.

(mm) “Securities Act” means the Securities Act of 1933, as amended.

(nn) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(oo) “Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(pp) “Stock Award” means any right to receive Common Stock granted under the Plan, including an ISO, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a Stock Appreciation Right or any Other Stock Award.

(qq) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ss) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

SCIENTIFIC INDUSTRIES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
February 25, 2022
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Marcus Frampton and John A. Moore, and each of them, with full power of substitution, to vote, as a holder of the common stock, par value $0.05 per share (“Common Stock”), of Scientific Industries, Inc., a Delaware corporation (the “Company”), all the shares of Common Stock which the undersigned is entitled to vote, through the execution of a proxy with respect to the 2021 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held virtually, on Friday, February 25, 2022 at 11:00 a.m. New York time, and any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed below.

1. Election of Class A Directors:	HELENA SANTOS	JURGEN SCHUMACHER	REINHARD VOGT

	FOR ☐ WITHHOLD ☐	FOR ☐ WITHHOLD ☐	FOR ☐ WITHHOLD ☐

If you wish your shares voted AGAINST one of the nominees, draw a line through that person's name above.

2. Approve the amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company from 15,000,000 to 20,000,000 shares.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Approve the 2022 Stock Incentive Plan of the Company.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Ratify the appointment of Nussbaum, Berg, Klein & Wolpow, CPAs LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2022.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before such meeting or adjournment or postponement thereof.

The Board of Directors recommends the vote FOR the election of the named nominees for Class A Directors and proposals 2, 3, and 4.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY.

PROPERLY EXECUTED AND RETURNED PROXY CARDS WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS TO THE CONTRARY ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES AND TO APPROVE PROPOSAL NO. 2, 3, AND 4.

You may revoke this proxy at any time before it is voted by (i) filing a revocation with the Secretary of the Company, (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) attending the Annual Meeting and voting in person. A stockholder’s attendance at the Annual Meeting will not by itself revoke a proxy given by the stockholder. (Please sign exactly as the name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign with full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.)

Dated:
Signature

Signature, if held by joint owners

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.